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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2015

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On February 25, 2015, SFX Entertainment, Inc. (the “Company”) issued a press release announcing that it had received a proposal from Robert F. X. Sillerman, the Company’s Chairman and Chief Executive Officer, to negotiate with the Company a transaction whereby Sillerman would acquire all of the outstanding shares of the Company that he does not already own at a price of $4.75 per share in cash.  The Board of Directors of the Company has established a Special Committee of independent directors to review and negotiate the nonbinding offer.  The Special Committee will consider and advise shareholders of its recommendations in accordance with applicable legal requirements.  The Special Committee has retained independent legal counsel in connection with the negotiation of the proposed transaction.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	SFX Entertainment, Inc. Press Release, dated February 25, 2015

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: February 25, 2015	By:	/s/ Richard Rosenstein
Richard Rosenstein
Chief Financial Officer and Chief Administrative Officer